EX 99.28(h)(25)(i)

FUND PARTICIPATION AGREEMENT
(Fund of Funds)

THIS FUND PARTICIPATION AGREEMENT (this "Agreement"), is effective September 25, 2017, among Jackson National Life Insurance Company ("Insurance Company"), on behalf of itself and certain of its separate accounts; JNL Series Trust ("Trust"), an open-end investment company organized under the laws of the Commonwealth of Massachusetts, on behalf of each of its series listed on Attachment A, severally and not jointly (each, a "Fund," and collectively, the "Funds"); Jackson National Asset Management, LLC ("JNAM"), a limited liability company organized under the laws of the State of Michigan; The Vanguard Group, Inc., a corporation organized under the laws of Pennsylvania ("Vanguard"), each of the open-end management investment companies listed on Attachment A of this Agreement, organized as Delaware business trusts (each, a "Retail Series"), on behalf of certain of their respective portfolios listed on Attachment A (each, a "Retail Underlying Fund," and collectively, the "Retail Underlying Funds"); and Vanguard Marketing Corporation (the "Distributor"), a Pennsylvania corporation.

WITNESSETH:

WHEREAS, Insurance Company proposes to issue, now and in the future, certain multi-manager variable annuity contracts and/or variable life policies (the "Contracts");

WHEREAS, Insurance Company has established pursuant to applicable insurance law one or more separate accounts (each, an "Account") for purposes of issuing the Contracts and has or will register each Account (unless the Account is exempt from such registration) with the United States Securities and Exchange Commission (the "Commission") as a unit investment trust under the Securities Act of 1933, as amended (the "1933 Act") and the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, the Contracts, which are or will be registered by Insurance Company (unless exempt from such registration) with the Commission for offer and sale, will be in compliance with all applicable laws prior to being offered for sale;

WHEREAS, Vanguard provides services as transfer agent, dividend disbursement agent, and shareholder servicing agent for the open-end management investment companies registered under the Investment Company Act of 1940, as amended (the "1940 Act"), that are included in The Vanguard Group of investment companies, including the Retail Underlying Funds;

WHEREAS, each Retail Underlying Fund has its own assets and liabilities and invests in securities in accordance with its investment objectives and policies, as described in the registration statement for the Retail Underlying Funds;

WHEREAS, the Trust is divided into various series, and each Fund has its own assets and liabilities and invests in securities in accordance with its investment objectives and policies, as described in the registration statement for the Funds;

WHEREAS, the Distributor is a wholly-owned subsidiary of Vanguard, is registered as a broker dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act") and is a member of the Financial Industry Regulatory Authority, Inc. ("FINRA");

WHEREAS, certain Funds propose to hold shares of various Retail Underlying Funds, and such Funds will serve as certain of the underlying investment mediums for the Contracts issued with respect to the Accounts listed on Attachment B;

WHEREAS, the Insurance Company, the Trust and JNAM have received an Order from the Commission dated October 25, 2010 (Release No. 29484, File No. 812-13765) granting an exemption from Section 12(d)(1)(A) and (B), Rule 12d1-2(a) and Section 17(a)(1) and (2) of the 1940 Act, a copy of which is attached as Attachment C (the "Order");

WHEREAS, Vanguard also serves as the investment adviser for the Retail Series;

WHEREAS, JNAM is the investment adviser for the Trust; and

WHEREAS, the Trust's transfer agent and Vanguard have entered into an Electronic Trading Agreement of even date herewith (the "Electronic Trading Agreement") which sets forth the operational provisions governing the purchase and redemption of shares of the Retail Underlying Funds by the Funds and related matters;

NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Insurance Company, the Trust, JNAM, each Retail Series, the Distributor, and Vanguard hereby agree as follows:

1.	(a)	Each Retail Series and Vanguard each represents and warrants to Insurance Company and the Trust that: (i) a registration statement under the 1933 Act and under the 1940 Act (collectively, the "SEC Filings") with respect to each Retail Series has been filed with the Commission in the form previously delivered to Insurance Company and the Trust, and copies of any and all amendments thereto will be forwarded to Insurance Company and the Trust within a reasonable period of time after they are filed with the Commission; (ii) each Retail Series is, and shall be at all times while this Agreement is in force, lawfully organized, validly existing, and properly qualified in accordance with the laws of the state of its organization; (iii) the shares of the Underlying Funds sold pursuant to this Agreement are registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that each Retail Series will remain registered as an open-end management investment company under the 1940 Act for as long as such shares of the Retail Underlying Funds are sold; (iv) each Retail Series will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares and each Retail Underlying Fund' registration statement and any further amendments thereto will, when they become effective, and all definitive prospectuses and statements of additional information and any further supplements thereto (the "Prospectus") shall, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the Commission thereunder; and (v) each Retail Series and Vanguard will comply in all material respects with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder.

(b)	Vanguard represents and warrants to the Trust and JNAM that:

i)
all of the Retail Series trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of a Retail Series are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Retail Series, as applicable, in an amount not less than the minimal coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

ii)
it has received a copy the Order, and that Vanguard and the board of trustees of each Retail Underlying Fund each understands the terms and conditions of the Order.  Vanguard hereby agrees that it and each Retail Underlying Fund will adhere to the terms and conditions of, and fulfill their responsibilities under, the Order as set forth in the Order and in this agreement and to adopt such procedures as may be necessary to comply with the terms and conditions of the Order.  Vanguard further agrees to promptly notify the Trust and JNAM if Vanguard and/or any Retail Underlying Fund fails to comply with the terms and conditions of the Order.

(c)	Vanguard represents and warrants to the Insurance Company, the Trust and JNAM that:

i)	it is lawfully organized and validly existing under the laws of its state of organization;

ii)	it has the corporate power and the authority to enter into and perform all of its duties and obligations under this Agreement;

iii)	this Agreement constitutes its legal, valid and binding obligation, enforceable against each Retail Series and Vanguard in accordance with its terms;

iv)
no consent or authorization of, filing with, or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

v)	it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and will remain duly registered under all applicable federal and state securities laws; and

vi)
it will perform its obligations for the Retail Underlying Fund in accordance in all material respects with the laws of the Retail Underlying Fund's applicable state of  organization and any applicable state and federal securities laws.

(d)
Vanguard represents and warrants to the Trust and JNAM that the board of each Retail Series, including a majority of its independent directors or trustees, has adopted or will adopt procedures (the "Affiliated Underwriting Procedures") reasonably designed to monitor any purchases of securities by Underlying Funds in an offering of securities during the existence of an Affiliated Underwriting (as defined in the Order).  Vanguard further represents and warrants to the Trust and JNAM that it will maintain and preserve permanently in an easily accessible place, a written copy of the Affiliated Underwriting Procedures and any modifications to the Affiliated Underwriting Procedures.  Further, Vanguard represents and warrants to the Trust and JNAM that the board of each Retail Underlying Fund shall review these procedures periodically, but no less frequently than annually, to determine whether purchases were influenced by the investment by the Trust in the Retail Underlying Fund.  Specific considerations for the board of the Retail Underlying Fund, and appropriate action based on its review, are detailed in condition 6 of the Order.

(e)
Each Retail Series and Vanguard each represents and warrants to the Trust and JNAM that a Retail Underlying Fund in which a Fund invests will not acquire securities of any other investment company or entity that would meet the definition of "investment company" in the 1940 Act, but for the exception provided in Section 3(c)(1) or 3(c)(7) of the Act, in excess of the limits contained in Section 12(d)(1)(A) of the Act, except to the extent that such Retail Underlying Fund: (i) receives such securities as a dividend or as a result of a plan of reorganization of a company (other than a plan devised for the purpose of evading Section 12(d)(1) of the Act); (ii) acquires (or is deemed to have acquired) such securities pursuant to exemptive relief from the Commission permitting the Retail Underlying Fund to: (x) acquire securities of one or more investment companies for short-term cash management purposes or (y) engage in inter-fund borrowing and lending transactions.

(f)
The parties to this Agreement acknowledge that the receipt of any compensation by (i) an affiliated person of a Fund, or an affiliated person of such person, for the purchase of shares of the Retail Underlying Funds by the Funds, or (ii) an affiliated person of a Retail Underlying Fund, or an affiliated person of such person, for the sale of shares of the Retail Underlying Funds by the Retail Underlying Fund to the Funds, may be prohibited by Section 17(e)(1) of the Act.

(g)
The Distributor represents and warrants that it is a member of FINRA and is registered as a broker-dealer with the SEC.  The Distributor further represents that it will sell and distribute the Retail Underlying Fund shares in accordance with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.
(a) The Trust represents and warrants to each Retail Series and to Vanguard that (i) the shares of the Funds are or will be registered under the 1933 Act and that the shares will be issued, sold and distributed in compliance in all material respects with all applicable federal securities laws; (ii) the Trust is, and shall be at all times while this Agreement is in force, lawfully organized and validly existing under the laws of Massachusetts; (iii) the Trust is and shall remain at all times while this Agreement is in force, registered as an open-end management investment company under the 1940 Act; (iv) the SEC Filings (including the registration statement) of the Trust conform or, when they become effective, will conform, in all material respects, to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the Commission thereunder; (v) and the Trust will comply in all material respects with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder.

(b)	Insurance Company represents and warrants to Vanguard and to each Retail Series that:

i)	it has the corporate power and the authority to enter into and perform all of its duties and obligations under this Agreement;

ii)	this Agreement constitutes its legal, valid and binding obligation, enforceable against each above-named party in accordance with its terms;

iii)
no consent or authorization of, filing with, or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

iv)	it will or has established the Accounts as separate accounts under Michigan law;

v)
it has registered the Accounts as unit investment trusts under the 1940 Act to serve as investment vehicles for certain Contracts or, alternatively, has not registered one or more of the Accounts in proper reliance upon an exclusion from registration under the 1940 Act;

vi)
the Contracts are or will be and at the time of issuance will be treated as variable annuity contracts and variable life insurance policies, as applicable, under applicable provisions of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"), that Insurance Company will maintain such treatment and that it will notify Vanguard immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future;

vii)
any information furnished in writing by Insurance Company for use in the registration statement or annual report of a Retail Underlying Fund will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nor result in the Retail Underlying Fund' registration statement's failing to materially conform in all respects to the requirements of the 1933 Act and 1940 Act and the rules and regulations thereunder; and

viii)
the Accounts invest in the Funds in reliance on the status of each Account as a "Permitted Investor" within the meaning of Section 817(h)(4)(A) of the Internal Revenue Code of 1986, as amended and regulations thereunder.

(c)	JNAM represents and warrants to Vanguard and each Retail Series that:

i)
it is lawfully organized and validly existing under the laws of its State of Michigan; it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and will remain duly registered under all applicable federal and state securities laws; and that it will perform its obligations for the Trust in accordance in all material respects with the laws of the State of Michigan and any applicable state and federal securities laws; and

ii)
at the time of investing in the shares of a Retail Underlying Fund in excess of three percent of the total outstanding voting stock of the Retail Underlying Fund, it shall notify Vanguard of the investment and transmit to Vanguard on behalf of the Retail Underlying Fund, a list of the names of each Fund of Funds Affiliate (as defined in the Order) and Underwriting Affiliates (as defined in the Order).  In the case of a subadvised Fund, JNAM represents and warrants that it shall notify Vanguard of the investment and cause the Fund's subadviser to transmit to Vanguard on behalf of the applicable Retail Underlying Fund, a list of the names of each Fund of Funds Affiliate and Underwriting Affiliates with respect to the subadviser.

(d)
The Trust and JNAM represent and warrant to each Retail Series and Vanguard that JNAM and the board of the Trust each understand the terms and conditions of the Order.  JNAM and the Trust each hereby agree to adhere to the terms and conditions of, and fulfill their responsibilities under, the Order as set forth in the Order and in this agreement and to adopt such procedures as may be necessary to comply with the terms and conditions of the Order. The Trust and JNAM further agree to promptly notify Vanguard if the Trust and/or JNAM fail to comply with the terms and conditions of the Order.

(e)	The Trust shall be responsible for voting shares of the Retail Underlying Funds in a manner consistent with the terms of the Order.

(f)	The Trust and JNAM hereby agree that they will adhere to allocation limitations placed on the Retail Underlying Funds by Vanguard.

3.	(a)	Vanguard will furnish to Insurance Company and the Trust such information with respect to the Retail Underlying Funds in such form as Insurance Company and the Trust may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. Vanguard will advise Insurance Company and the Trust immediately of: (i) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement of a Retail Underlying Fund or the initiation of any proceeding for that purpose; (ii) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or a Retail Underlying Fund of which it becomes aware; or (3) the happening of any material event, if known, which makes untrue any statement made in the registration statement of a Retail Underlying Fund or which requires the making of a change therein in order to make any statement made therein not misleading.

(b)
Vanguard will register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Retail Underlying Fund as may reasonably be necessary for use as the funding vehicle for the Contracts.

(c)	Vanguard agrees to make shares of the Retail Underlying Fund available for investment by the Funds.

4.
Vanguard and the Distributor agree to sell to the Funds those shares of the Retail Underlying Funds listed on Attachment A hereto which each Fund orders, in accordance with the applicable provisions of the Electronic Trading Agreement. Vanguard reserves the right to temporarily suspend sales if the Board of Trustees of the Retail Underlying Funds (the "Underlying Fund Board"), acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, deems it appropriate and in the best interests of shareholders or in response to the order of an appropriate regulatory authority.  Further, the Underlying Fund Board may refuse to sell shares of any Retail Underlying Fund to any person, or suspend or terminate the offering of shares of any Retail Underlying Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Underlying Fund Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state law, necessary in the best interests of the shareholders of such Underlying Fund.

5.
The Trust has policies and procedures in place to detect and discourage short-term or disruptive trading practices, which may include, but is not limited to, monitoring Contract holder trading activity.  Insurance Company and the Trust reserve the right to refuse, to impose limitations on, or to limit any transaction request if the request would tend to disrupt Contract administration or is not in the best interest of the Contract holders or an Account or Subaccount.

6.
The Trust will make Class 1 shares of the Funds listed on Attachment A available to Insurance Company and will register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Funds as may reasonably be necessary for use as the funding vehicle for the Contracts and to maintain a continuous offering of the shares of the Funds.

7.
The Contracts funded through each Account will provide for the allocation of net amounts among certain Subaccounts each corresponding to a Fund investing in shares of Retail Underlying Funds (each, a "Subaccount") for investment in shares of the Funds as may be offered from time to time in the Contracts.  The selection of the particular Subaccount is to be made by the Contract owner and such selection may be changed in accordance with the terms of the Contracts.

8.
Transfer of the Retail Underlying Funds' shares will be by book entry only.  No stock certificates will be issued to the Accounts or Funds.  Shares ordered from a particular Retail Underlying Fund will be recorded by the applicable Retail Underlying Fund as instructed by the Trust in an appropriate title for the corresponding Fund.  Shares ordered from a particular Fund will be recorded by the Trust or the Trust's transfer agent as instructed by Insurance Company in an appropriate title for the corresponding Account or Subaccount.

9.
Vanguard shall furnish notice of the dividend rate to the Trust of any dividend or distribution payable on any shares of the Retail Underlying Funds held by the Funds prior to the close of business on the ex-dividend date.  The Trust hereby elects to receive all such dividends and distributions as are payable on shares of a Retail Underlying Fund recorded in the title for the corresponding Fund in additional shares of that Retail Underlying Fund.  Vanguard shall promptly notify the Trust of the number of shares so issued.  The Trust reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

10.
Vanguard or each Retail Underlying Fund shall pay all expenses incidental to its performance under this Agreement.  Vanguard shall see to it that all of the shares of each applicable Retail Underlying Fund are registered and authorized for issue in accordance with applicable federal and state laws prior to their sale to the Funds.  Vanguard or each Retail Underlying Fund shall bear the expenses for the cost of registration of its shares, preparation and filing of Retail Underlying Fund prospectuses (which in this Agreement shall include any summary prospectuses unless the context otherwise requires) and statements of additional information, proxy statements and related materials and annual and semi-annual shareholder reports, setting in type and printing and distribution of such items to each shareholder, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Retail Underlying Fund shares subject to this Agreement.

11.	(a)	Vanguard will provide to the Insurance Company and the Trust at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials that pertain to the Contracts, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the applicable Retail Underlying Fund or its shares, within a reasonable time after filing of each such document with the Commission or the Financial Industry Regulatory Authority.

(b)
Upon request, the Trust will provide to Vanguard at least one complete copy of all prospectuses, SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Funds, after filing of each such document with the Commission or other regulatory authority.

12.	(a)	Insurance Company represents and warrants to Vanguard that any information furnished in writing by Insurance Company or the Trust to Vanguard for use in the registration statement and financial statements of the Retail Underlying Fund will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b)
Vanguard represents and warrants to Insurance Company and the Trust that any information furnished in writing by Vanguard to Insurance Company or the Trust for use in the registration statement and financial statements of the Trust or the Contracts will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

13.	(a)	Insurance Company, the Trust and their affiliates shall make no representations concerning a Retail Underlying Fund's shares except those contained in the then current registration statement, Prospectus, or statement of additional information of the applicable Retail Underlying Fund, in such printed information subsequently issued on behalf of the Retail Underlying Fund or other funds managed by Vanguard as supplemental to the Retail Underlying Fund' Prospectus, in information published on Vanguard's internet site, or in materials approved by Vanguard or its affiliates.

(b)
Vanguard, each Retail Series and their affiliates shall make no representations concerning the Trust's shares or the Contracts except those contained in the then current registration statement, Prospectus or statement of additional information of the Trust or Contract in such printed information subsequently issued on behalf of the Trust or Insurance Company as supplemental to the Trust's or Contract's Prospectus, or in materials approved by the Insurance Company, the Trust or its affiliates.

14.
Each Retail Series and Vanguard represents and warrants that each Retail Underlying Fund is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will maintain such qualification (under Subchapter M or any successor or similar provision).

Vanguard hereby notifies Insurance Company and the Trust that it may be appropriate to include in the Prospectus pursuant to which a Contract is offered disclosure regarding the risks of mixed and shared funding.

15. Indemnification.

(a)
Insurance Company and JNAM, as applicable, shall indemnify and hold harmless Vanguard, each of the Retail Underlying Funds, and each of its affiliates, directors, officers, employees and agents and each person who controls them within the meaning of Section 15 of the Securities Act of 1933 (collectively, the "Indemnified Parties" for the purposes of this Section 15(a)), as amended, from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Insurance Company) and expenses, including reasonable attorneys' fees ("Losses"), to which they may be subject, insofar as such Losses:  (i) arise out of Insurance Company's or JNAM's violation of any Applicable Law in connection with the performance of its duties and obligations under this Agreement; (ii) result from any failure by the Insurance Company to provide the services and furnish the materials under the terms of this Agreement; or (iii) arise out of or result from any material breach of any representation and/or warranty made by the Insurance Company in this Agreement or arise out of or result from any material breach of this Agreement by the Insurance Company.  Insurance Company or JNAM, as applicable, shall also reimburse Vanguard, the Retail Underlying Funds and their respective affiliates for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending against such Losses.

(b)
Vanguard shall indemnify and hold harmless, Insurance Company, JNAM, each of the Funds, and each of its affiliates, directors, officers, employees and agents and each person who controls them within the meaning of Section 15 of the Securities Act of 1933 (collectively, the "Indemnified Parties" for this Section 15(b)), as amended, from and against any and all Losses to which they may be subject, insofar as such Losses: (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Retail Underlying Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Vanguard by or on behalf of the Insurance Company for use in the registration statement or prospectus for the Retail Underlying Fund or in sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Funds or Retail Underlying Fund shares; (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Funds not supplied by Vanguard or persons under its control) or unlawful conduct of the Retail Underlying Funds, Vanguard or persons under their control, with respect to the sale or distribution of the Funds or Retail Underlying Fund shares; (iii) arise out of Vanguard's violation of any Applicable Law in connection with the performance of its duties and obligations under this Agreement; (iv) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus or sales literature covering the Funds (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Trust or the Insurance Company by or on behalf of the Retail Underlying Funds; (v) result from any failure by Vanguard or a Retail Underlying Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in this Agreement); or (vi) arise out of or result from any material breach of any representation and/or warranty made by Vanguard in this Agreement or arise out of or result from any other material breach of this Agreement by Vanguard. Vanguard shall also reimburse the Insurance Company, JNAM, the Funds and their respective affiliates for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending against such Losses.

(c)
Distributor shall indemnify and hold harmless, Insurance Company, JNAM, each of the Funds, and each of its affiliates,  its directors, officers, employees and agents and each person who controls them within the meaning of Section 15 the Securities Act of 1933 (collectively, the "Indemnified Parties" for this Section 15(c)), as amended, from and against any and all Losses to which they may be subject, insofar as such Losses: (i) arise out of the Distributor's violation of Applicable Law in connection with the performance of its duties and obligations under this Agreement; (ii) result from any failure by the Distributor to provide the services under the terms of this Agreement; (iii) arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor.  Distributor shall also reimburse Insurance Company, JNAM, the Funds and their respective affiliates for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending against such Losses.

(d)
Each Retail Series shall indemnify and hold harmless, Insurance Company, JNAM, each of the Funds, and each of its affiliates, its directors, officers, employees and agents and each person who controls them within the meaning of Section 15 of the Securities Act of 1933 (collectively, the "Indemnified Parties, for this Section 15(d)), as amended, from and against any and all Losses to which they may be subject, insofar as such Losses: (i) arise as a result of any failure by the respective Retail Series to provide the services and furnish the materials under the terms of this Agreement; (ii) arise out of the respective Retail Series' violation of Applicable Law in connection with the performance of its duties and obligations under this Agreement; or (iii) arise out of or result from any material breach of any representation and/or warranty made by the respective Retail Series in this Agreement or arise out of or result from any other material breach of this Agreement by the respective Retail Series. Each Retail Series shall also reimburse Insurance Company, JNAM, the Funds and their respective affiliates for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending against such Losses.

(e)
Promptly after receipt by a party entitled to indemnification under this paragraph 15 (an "Indemnified Party") of notice of the commencement of an investigation, action, claim or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this paragraph 15, notify the indemnifying party of the commencement thereof.  The indemnifying party will be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party.  After notice from the indemnifying party of its intention to assume the defense of an action and the appointment of satisfactory counsel, Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such Indemnified Party under this paragraph for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.  The indemnifying party shall not, without the prior written consent of the Indemnified Party, settle or compromise the liability of the Indemnified Party; provided, however, that in the event that the Indemnified Party fails to provide its written consent, the indemnifying party shall thereafter be liable to provide indemnification only to the extent of the amount for which the action could otherwise have been settled or compromised.

(f)
An indemnifying party shall not be liable under these indemnification provisions with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

16.
The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement.  Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute.  This Agreement will terminate with respect to one, some or all of the Funds and Underlying Funds:

(a)	by mutual agreement at any time; or
(b)	any party at any time, with respect to one, some or all of the Underlying Funds, upon six months advance written notice;

(c)
at the option of Insurance Company, the Trust, or Vanguard or each Retail Underlying Fund (with respect to that Retail Underlying Fund) upon ten calendar days' prior written notice to the other party if a final non-appealable administrative or judicial decision is entered against the other party which has a material impact on the Contracts; or

(d)	at the option of Insurance Company or the Trust, upon ten calendar days' prior written notice, if shares of the Retail Underlying Fund are not reasonably available; or

(e)
in the event a Retail Underlying Fund' shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of the Retail Underlying Fund' shares as an underlying investment for the Funds or the Contracts issued or to be issued by Insurance Company; in such event prompt notice shall be given by Insurance Company, the Trust or the Retail Underlying Fund to each of the other parties; or

(f)
at Insurance Company or Trust's option by written notice to the applicable Retail Underlying Fund and/or Vanguard if Insurance Company or Trust shall determine in its sole judgment exercised in good faith, that to stop offering a Fund because either a Retail Underlying Fund, the Distributor or Vanguard has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or

(g)
at the option of each Retail Underlying Fund, the Distributor or Vanguard by written notice to Insurance Company and the Trust if the applicable Retail Underlying Fund, the Distributor or Vanguard shall determine in its sole judgment exercised in good faith, that Insurance Company or the Trust has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate.

The effective date for termination pursuant to any notice given under this Paragraph shall be calculated beginning with the date of receipt of such notice.

17.
All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received:  (a) when delivered by hand (with written confirmation of receipt); (b) when sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested; or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to Insurance Company:
Jackson National Life Insurance Company
1 Corporate Way
Lansing, MI 48951
Attn: Legal Department
Facsimile No.: (517) 367-4948

If to the Trust:
JNL Series Trust
1 Corporate Way
Lansing, MI 48951
Attention: General Counsel, Legal Department
Facsimile No.: (517) 367-4948

with a copy to:
Ropes & Gray LLP
191 North Wacker Drive, 32nd Floor
Chicago, IL 60606
Attention: Paulita Pike
Facsimile No.: 312-845-5500

If to JNAM:
Jackson National Asset Management, LLC
1 Corporate Way
Lansing, MI 48951
Attention: General Counsel, Legal Department
Facsimile No.: (517) 367-4948

If to Vanguard and/or Distributor:
Vanguard
Legal Department, V26
400 Devon Park Drive
Wayne, PA  19087
Attention:  Intermediary Agreements
Facsimile No.: (610) 503-5737

18.	If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.

19.
If this Agreement terminates, each Retail Underlying Fund, at the Trust's option, will continue to make additional shares of the applicable Retail Underlying Fund available for all existing Contracts as of the effective date of termination (under the same terms and conditions as were in effect prior to termination of this Agreement with respect to existing Contract owners), unless the applicable Retail Underlying Fund liquidates or applicable laws prohibit further sales.

20.
The obligations of the Trust and the Retail Series under this Agreement are not binding upon any of the Trustees, officers, employees or shareholders (except Vanguard if it is a shareholder) of the Trust, each Retail Underlying Fund individually, but bind only the Trust and the Retail Underlying Funds' assets.  When seeking satisfaction for any liability of the Trust and a Retail Underlying Fund in respect of this Agreement, each of the parties agree not to seek recourse against said Trustees, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction.  Notwithstanding the foregoing, if Insurance Company or the Trust seek satisfaction for any liability of a Retail Underlying Fund in respect of this Agreement, Insurance Company (on behalf of itself or any Account) and/or the Trust may seek recourse against Vanguard.  The parties to this Agreement acknowledge that the obligations of each Fund hereunder are several, not joint, and the assets and liabilities of each Fund are separate and distinct.  The parties hereto agree that all obligations and liabilities of a Fund arising out of this Agreement are binding solely upon and may be satisfied solely from the assets or property of such applicable Fund and shall not be binding on or satisfied from any other series of the Trust or the trustees, directors, officers, members or shareholders of the Fund or of any other series of the Trust.  The parties to this Agreement acknowledge that the obligations of each Retail Underlying Fund hereunder are several, not joint, and the assets and liabilities of each Retail Underlying Fund are separate and distinct.  The parties hereto agree that all obligations and liabilities of a Retail Underlying Fund arising out of this Agreement are binding solely upon and may be satisfied solely from the assets or property of such applicable Retail Underlying Fund and shall not be binding on or satisfied from any other series of the Retail Series, or the trustees, directors, officers, members or shareholders of the Underlying Fund or of any other series of the Retail Series. Notwithstanding the applicability of New York law to this Agreement pursuant to Section 21, this provision with regard to the obligations and liabilities of the Trust, the Retail Series and their respective Trustees, officers, employees or shareholders shall control.

21.	This Agreement shall be construed in accordance with the laws of the State of New York without reference to its conflicts of law provisions.

22.
This Agreement and the parties' rights, duties and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other parties hereto.  Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void; provided, however, that a merger of, reinsurance arrangement by, or change of control of a party shall not be deemed to be an assignment for purposes of this Agreement.

23.
Vanguard and each Retail Series agree that the names, addresses, and other information relating to the Contract owners or prospects for the sale of the Contracts developed by Insurance Company are the exclusive property of the Insurance Company and may not be used by Vanguard, the Retail Underlying Funds or their affiliates or agents without the written consent of the Insurance Company except for carrying out the terms of this Agreement or as otherwise provided for in this Agreement and any amendments thereto.  Each party to this Agreement agrees to maintain the confidentiality of all information (including personal financial information of the customers of either party) received from the other party pursuant to this Agreement.  Each party agrees not to use any such information for any purpose, or disclose any such information to any person, except as permitted or required by applicable laws, rules and regulations, including the Gramm-Leach-Bliley Act and any regulations promulgated thereunder.

24.
Each party hereto shall cooperate with the other parties and all appropriate governmental authorities and shall permit authorities reasonable access to its books and records upon proper notice in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.  Each party shall maintain and preserve all records in its possession as required by law to be maintained and preserved in connection with the provision of the services contemplated hereunder.  Upon the request of a party, the other party shall provide copies of all records as may be necessary to (a) monitor and review the performance of either party's activities, (b) assist either party in resolving disputes, reconciling records or responding to auditor's inquiries, (c) comply with any request of a governmental body or self-regulatory organization, (d) verify compliance by a party with the terms of this Agreement, (e) make required regulatory reports, or (f) perform general customer service.  The parties agree to cooperate in good faith in providing records to one another under this provision.

25.	The following Sections shall survive any termination of this Agreement: 4, 15, 17-25.

26.
Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms, and will not result in its violating any applicable law or breaching or otherwise impairing any of its contractual obligations.

27.	If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

28.	This Agreement may be amended or modified only by written instrument, executed by duly authorized officers of the parties.

29.
This Agreement and any attachment, exhibit, schedule, or amendment to it may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.  Any of the foregoing shall become binding when any two or more counterparts thereof, individually or taken together, bear the signatures of all parties hereto.  For purposes hereof, a facsimile copy of any of the foregoing, including the signature pages hereto, shall be deemed an original.

30.
In the event of a dispute between the parties with respect to this Agreement, and in the event the parties are unable to resolve the dispute between them within 60 days from the date of the aggrieved party's notice of its intent to press the dispute, then before any party shall undertake to litigate the dispute it shall be submitted to non-binding arbitration conducted expeditiously.  One arbitrator is to be named by each party to the disagreement and a fifth arbitrator to be selected by the four arbitrators named by the parties.  The expenses of such arbitration shall be paid by the non-prevailing party. The arbitrators' findings may only recommend compensatory damages.  Should any party not be satisfied with the arbitrators' decision the parties may seek any other legal recourse.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of September 25, 2017, effective as of the date first above written.

Jackson National Life Insurance Company
(on behalf of itself and each Account)

By: /s/Andrew J. Bowden
Name: Andrew J. Bowden Title: Senior Vice President and General Counsel

JNL Series Trust, on behalf of each of its Funds listed on Attachment A

By: /s/Susan S. Rhee
Name: Susan S. Rhee Title: Vicepresident, Counsel and Secretary

Jackson National Asset Management, LLC

By: /s/Susan S. Rhee
Name: Susan S. Rhee Title: Senior Vice President and General Counsel

Each Retail Series listed on Attachment A, on behalf of each of its respective Retail Underlying Funds listed on Attachment A

By: /s/Matthew J. Thomas
Name: Matthew J. Thomas Title: FAS Department Head

Vanguard Marketing Corporation

By: /s/Matthew J. Thomas
Name: Matthew J. Thomas Title: FAS Department Head

The Vanguard Group Inc.

By: /s/Matthew J. Thomas
Name: Matthew J. Thomas Title: FAS Department Head

Attachment A

Funds Investing in Multiple Retail Underlying Funds

Trust Funds:	Retail Series and Retail Underlying Funds:
JNL/Vanguard U.S. Stock Market Index Fund	Vanguard Value Index Fund Admiral Shares
Vanguard Growth Index Fund Admiral Shares
Vanguard Large-Cap Index Fund Admiral Shares
Vanguard Total Stock Market Index Fund Admiral Shares
Vanguard Small-Cap Index Fund Admiral Shares
JNL/Vanguard International Stock Market Index Fund	Vanguard Developed Markets Index Fund Admiral Shares
Vanguard FTSE All-World ex-US Index Fund Admiral Shares
Vanguard European Stock Index Fund Admiral Shares
Vanguard Pacific Stock Index Fund Admiral Shares
Vanguard Emerging Markets Stock Index Fund Admiral Shares
Vanguard FTSE All-World ex-US Small-Cap Index Fund Investor Shares
JNL/Vanguard Global Bond Market Index Fund	Vanguard Total International Bond Index Fund Admiral Shares
Vanguard Total Bond Market Index Fund Admiral Shares
Vanguard Short-Term Bond Index Fund Admiral Shares
Vanguard Mortgage-Backed Securities Index Fund Admiral Shares
Vanguard Intermediate-Term Bond Index Fund Admiral Shares
Vanguard Long-Term Bond Index Fund Investor Shares

Attachment B

List of Accounts

Jackson National Separate Account I
Jackson National Separate Account III
  Jackson National Separate Account V

Attachment C

The Order

In the Matter of JACKSON NATIONAL LIFE INSURANCE COMPANY, JNL SERIES TRUST, JACKSON NATIONAL ASSET MANAGEMENT, LLC, 1 Corporate Way, Lansing, Michigan 48951; JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK, 2900 Westchester Avenue, Suite 305, Purchase, New York 10577; JNL VARIABLE FUND LLC, 225 West Wacker Drive, Suite 1200, Chicago, Illinois 60606

812-13765

 SECURITIES AND EXCHANGE COMMISSION

INVESTMENT COMPANY ACT OF 1940 Release No. 29484

2010 SEC LEXIS 3538

October 25, 2010

ACTION:
 [*1]  ORDER UNDER SECTION 12(d)(1)(J) OF THE INVESTMENT COMPANY ACT OF 1940 GRANTING AN EXEMPTION FROM SECTIONS 12(d)(1)(A) AND (B) OF THE ACT, UNDER SECTIONS 6(c) AND 17(b) OF THE ACT GRANTING AN EXEMPTION FROM SECTION 17(a) OF THE ACT, AND UNDER SECTION 6(c) OF THE ACT FOR AN EXEMPTION FROM RULE 12d1-2(a) UNDER THE ACT

TEXT: Jackson National Life Insurance Company, JNL Series Trust, Jackson National Asset Management, LLC, Jackson National Life Insurance Company of New York, and JNL Variable Fund LLC, filed an application on April 8, 2010, and amendments to the application on September 22, 2010 and September 24, 2010, requesting an order under section 12(d)(1)(J) of the Investment Company Act of 1940 (the "Act") granting an exemption from sections 12(d)(1)(A) and (B) of the Act, under sections 6(c) and 17(b) of the Act granting an exemption from sections 17(a)(1) and (2) of the Act, and under section 6(c) of the Act for an exemption from rule 12d1-2(a) under the Act. The order would (a) permit certain series of registered open-end management investment companies to acquire shares of other registered open-end management investment companies and unit investment trusts that are within or outside [*2]  the same group of investment companies, and (b) permit certain series of registered open-end management investment companies relying on rule 12d1-2 under the Act to invest in certain financial instruments.
On September 27, 2010, a notice of the filing of the application was issued (Investment Company Act   Release No. 29442). The notice gave interested persons an opportunity to request a hearing and stated that an order granting the application would be issued unless a hearing was ordered. No request for a hearing has been filed, and the Commission has not ordered a hearing.
The matter has been considered and it is found, on the basis of the information set forth in the application, as amended, that granting the requested exemption is appropriate in and consistent with the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of the Act.
It is also found that the terms of the proposed transactions are reasonable and fair and do not involve overreaching, and the proposed transactions are consistent with the policies of each registered investment company concerned  [*3]  and with the general purposes of the Act.
Accordingly,
IT IS ORDERED, that the relief requested under section 12(d)(1)(J) of the Act from sections 12(d)(1)(A) and (B) of the Act, under sections 6(c) and 17(b) of the Act from sections 17(a)(1) and (2) of the Act, and under section 6(c) of the Act for an exemption from rule 12d1-2(a) under the Act by Jackson National Life Insurance Company, et al. (File No. 812-13765) is granted, effective immediately, subject to the conditions contained in the application, as amended.
For the Commission, by the Division of Investment Management, under delegated authority.